VIDEO DISTRIBUTION AGREEMENT

BUSINESS TERMS SCHEDULES

1.	AGREEMENT DATED AS OF:	September 25, 2007

2.	PARTIES:

	uKarma:	uKarma Corporation (a California corporation) 520 Broadway, Suite 350 Santa Monica, CA 90401

	Northern Response:	Northern Response International Limited 18 Skagway Avenue Toronto, Ontario, M1M 3V1, Canada

3.	TRADEMARKS:
uKarma, Xflowsion, Triple Training, Calm Down Dog, Amazing Abs, Body Blast, Dreams Realized, Look Great Outside, Feel Great Inside, Mind Blowing Fitness for Every Body, The most fun you’ll ever have working out, ultimate cross training for mind, body, and spirit.

4.	THE PROGRAMS:

PROGRAMS:
Xflowsion (Yoga/fitness video series), including the following “workouts:” Live in Hollywood; Amazing Abs; Body Blast; Calm Down Dog; Dreams Realized (audio CD); and Anytime Anywhere (Audio CD). Programs may also include certain printed content including the following: Real Meals Guidebook; and Moves and Grooves Fitness Guide.

INFOMERCIALS: 30-minute (and shorter) audio-visual programming produced by uKarma to advertise, market, promote and sell the Programs by direct response television advertising.

5.
TYPE OF LICENSE: i) exclusive right and license for Northern Response to broadcast the Infomercial and non-exclusive right to use the uKarma Marks and to market, distribute and sub-license the Licensed Works; ii) Exclusive right and license for Northern Response to market, distribute, sub-license the Programs, in any Home Video Formats through all channels of distribution except as otherwise provided for herein; provided that uKarma can accept and fulfill orders worldwide through its owned and/or operated websites (collectively, “uKarma’s Websites”) including but not limited to www.xflowsion.com and www.uKarma.com. For purposes of this Agreement, “Home Video Formats” means all physical home video formats whether now known or hereinafter devised, including but not limited to VHS, Digital VHS, HDTV-VHS, DVD, Blu-Ray, HD-DVD, DVD-ROM, CD-ROM, UMD and all other forms of physical home video programming, but excluding all forms of distribution via the Internet (including, without limitation, streaming, electronic sell-through and all other forms of digital distribution).

i
INITIALS: uKarma _______
Northern Response_______

6.	THE USE OF THE UKARMA MARKS:	Non-exclusive right and license to use the uKarma Marks in the Distribution and Sale of the Programs in the Territory, including but not limited to the use of the uKarama Marks in the Infomercial.

7.	THE TERRITORY:	The world, excluding the United States, its territories, commonwealths and possessions.

8.	DEADLINE DATES:

THE TERM:	THE COMMENCEMENT DATE: October 15, 2007
THE EXPIRATION DATE: February 14, 2008

RENEWAL TERMS: The Term of this Agreement shall automatically renew for additional four (4) month periods unless uKarma provides Northern Response thirty days prior written notice of its desire to terminate the Agreement.

9.
FEES: Northern Response shall pay 50% (of the total amount due uKarma in each instance) in advance and 50% prior to pickup in US Dollars to uKarma, via wire transfer, the Wholesale Price for each Unit ordered as follows: for distribution in Canada, $16.50 and for distribution in the Territory but outside of Canada, $14.50. All Distribution Costs (or an estimate thereof) shall also be paid in advance with each Program Unit order.

DISTRIBUTION COSTS: All Distribution Costs shall be borne by Northern Response, or its Affiliates, sub-distributors or sub-licensees. “Distribution Costs” shall mean all costs incurred in connection with delivery of the Programs (and any Units thereof); all costs incurred in connection with duplication of the Programs for Northern Response (including without limitation, addition of the alternative language audio tracks into the non-English language versions of the Programs); all costs of prints, costs of packing, transportation and insurance from the country of origin to the country of distribution; custom duties, alteration fees, sales, use, excise and franchise taxes, import taxes; all costs of subtitling or dubbing; promotional and publicity expenses including paid advertising; and expenses in recovering debts from defaulting distributors. “Units” mean units of the Programs manufactured in any Home Video Format. “Affiliates” mean any other company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the applicable Party hereunder.

10.	BANK INFORMATION FOR WIRE PAYMENT:

Account Name: Account No.: Bank Address: ACH/ Wire Routing Number:

 INITIALS: uKarma _______
Northern Response_______

11.	ADDRESS FOR NOTICE:

To uKarma:	uKarma Corporation

520 Broadway, Suite 350
Santa Monica, CA 90401
Attn: Bill Glaser
Ph: 310-998-8909
Fax: 310-861-0542

With a copy to (which copy shall not constitute notice):

Mary Innis
Loeb & Loeb LLP
321 North Clark Street, Suite 2300
Chicago, IL 60610
Ph: 312-464-3133
Fax: 312-803-2120

To Northern Response:	Northern Response International Limited
18 Skagway Avenue Toronto, Ontario, M1M 3V1, Canada Attn: David Baldassi Ph: 416-261-6699 (ext. 307) Fax: 416-261-4159 e-mail: david@nresponse.com

12.	LAW AND JURSIDCTION:

	GOVERNING LAW:	The laws of the State of California, USA.

	EXCLUSIVE JURISDICTION:	Arbitration before a retired judge on the Entertainment Panel of JAMS in Santa Monica, California.

 INITIALS: uKarma _______
Northern Response_______

UKARMA CORPORATION
(uKarma)

By:

Its:

Date:

NORTHERN RESPONSE INTERNATIONAL LIMITED (Northern Response)

By:

Its:

Date:

INITIALS: uKarma _______
Northern Response_______

VIDEO DISTRIBUTION AGREEMENT

STANDARD TERMS AND CONDITIONS

This Video Distribution Agreement, by and between the parties described in Schedule 2 of the Business Terms attached hereto (“uKarma” and “Northern Response”), the Standard Terms and Conditions, the Appendices and Exhibits and the Business Terms (collectively, the “Agreement”), is made as of the date set forth in Schedule 1 of the Business Terms (the “Effective Date”).

WHEREAS, uKarma has certain rights in and to the trademarks set forth in Schedule 3 (collectively, the “uKarma Marks”);

WHEREAS, uKarma and/or its Affiliates, also has certain rights, including copyright, to the Programs and certain other audio-visual programming and photographic and digitized images provided to Northern Response pursuant to this Agreement (collectively with the Infomercials and uKarma Marks, the “Licensed Works”);

WHEREAS, Northern Response recognizes that the uKarma Marks and the Licensed Works have been used:

a.	in the Programs produced, owned and distributed by uKarma;

b.	in advertising, publicity and home video productions and allied fields by uKarma; and

c.	in promotional and advertising materials in diverse businesses by uKarma.

WHEREAS, Northern Response recognizes and acknowledges that the uKarma Marks are well-known and recognized by members of the general public and the trade, and are associated in the public mind exclusively with uKarma, and are designations in which uKarma has acquired considerable and valuable goodwill.

NOW, THEREFORE, in consideration of the mutual premises herein contained, and intending to be bound by this Agreement, the parties agree as follows:

1.	GRANT OF LICENSE.

a.
Grant. Upon and subject to the terms and conditions hereinafter set forth, uKarma hereby grants to Northern Response, and Northern Response hereby accepts, the right, license and privilege specified in Schedule 5 (with the right to sublicense as permitted hereunder) in the geographic areas specified in Schedule 7 (the “Territory”). Such right, license and privilege is hereinafter called the “License.” The Programs shall be selected from time to time by mutual agreement of uKarma and Northern Response, but uKarma shall have the sole discretion to approve or disapprove each requested selection. Northern Response shall bear uKarma’s cost of duplication and delivery of all Programs to Northern Response or its Affiliates, sub-distributors or sub-licensees. In addition, Northern Response shall produce and provide to uKarma (or its designee) dubbed and/or subtitled language tracks of all Programs not in the English language to be distributed hereunder. uKarma (or its designee) shall be responsible for manufacturing and duplicating all such alternative language Programs.

INITIALS: uKarma _______
Northern Response_______

b.	In connection with the License, uKarma hereby also grants to Northern Response the following rights:

i.
To publicize, advertise and exploit the rights granted to Northern Response hereunder and to cause or permit others to do so, subject to the provisions of this Agreement. In that regard, uKarma hereby grants to Northern Response solely for the purpose of advertising, publicizing and promoting the rights herein granted to Northern Response in the Programs, subject to any restrictions or conditions by which uKarma is bound, the right: to publish or cause to be published synopses, summaries and resumes of the Programs in all advertising media; to use the Infomercials to advertise and promote the sale of the Programs, provided that Northern Response or its Affiliates, sub-distributors or sub-licensees shall be responsible for any language dubbing, alterations to conform to local law and payment of all fees for the Infomercials to run on local television; to use the name, approved likeness and approved biography of any performer rendering services in connection with such Programs and/or Infomercials; to use the title of such Programs and/or Infomercials, music recorded in such Programs and artwork and design used in connection with such Programs and/or Infomercials; provided, however, no use shall constitute a direct or implied endorsement of any product or service.

ii.
To distribute the Programs including dubbed and subtitled versions of the Programs and Infomercials at Northern Response’s or its Affiliates’, sub-distributors’ or sub-licensees’ sole cost and expense. uKarma shall provide Northern Response with DVDs of the Programs for preparation of the dubbed and subtitled versions of the Programs. Northern Response shall provide the dubbed and/or subtitled language tracks to uKarma. uKarma shall approve or disapprove each dubbed or subtitled version within a reasonable period of time following uKarma’s receipt thereof, and thereafter arrange for the manufacture and duplication of the required Home Video Formats and deliver same to Northern Response. uKarma shall provide masters of the Infomercials to Northern Response for preparation of dubbed and subtitled versions and any other alterations required for distribution in the Territory. Northern Response shall provide the dubbed and/or subtitled versions of the Infomercials to uKarma for approval within a reasonable period of time following uKarma’s receipt thereof.

INITIALS: uKarma _______
Northern Response_______

iii.
The right to associate appropriately the uKarma Marks with the Programs and/or Infomercials, but only for the following limited purposes: (A) to increase sales of the Programs pursuant to this Agreement; (B) to identify uKarma as exclusive owner of the Programs; (C) to enhance consumer awareness of the uKarma Marks and uKarma’s publications, videos, images, other content, and talent; and (D) to increase uKarma’s goodwill and the value of the uKarma Marks.

c.
Northern Response may sublicense the rights granted under this Agreement only to third party distributors known to Northern Response as necessary to exploit the rights granted under this Agreement; provided that (i) each sublicensee must agree in writing to be bound by the terms of a separate Agreement to be mutually agreed to by both parties hereto and the material terms of this Agreement must be incorporated into each agreement between Northern Response and its sublicensees) concerning the Licensed Works and name uKarma an express third party beneficiary thereof; and (ii) a breach by such sublicensee of such agreement shall constitute a breach by Northern Response of this Agreement. Northern Response shall be responsible for all sublicenses granted pursuant to this Agreement and shall indemnify uKarma, consistent with Section 8 hereof, for all Losses caused by its sublicensees.

d.
uKarma will at all times have unrestricted free access to all alternate language tracks and dubbed versions of the Programs and Infomercials, advertising and promotional materials, artwork and other materials created by Northern Response pursuant to this Agreement. Northern Response will promptly give uKarma notice of each person who prepares any dubbed or subtitled tracks for the Programs and Infomercials and of each laboratory or facility where the tracks are located. Promptly after completion of any dubbed or subtitled version of the Programs and Infomercials, Northern Response will provide uKarma with immediate unrestricted free access to all dubbed and subtitled tracks. uKarma will immediately become the owner of the copyright in all dubbed and subtitled tracks, subject to a non-exclusive free license in favor of Northern Response to use such tracks during the Term solely for exploitation of the rights licensed hereunder. If such ownership is not allowed under a law in the Territory, then Northern Response will grant uKarma a non-exclusive free license to use such dubbed or subtitled tracks worldwide in perpetuity without restriction.

e.
Subject to Section 1.c. hereof, in any permitted sublicense or other assignment of the rights granted herein, Northern Response shall absorb all fees and costs of its sublicensees and/or assignee, such that there shall be no reduction in the sums otherwise payable to uKarma hereunder by reason of any sublicense or other assignment. Northern Response shall not enter into any arrangement for the distribution or exploitation of the Programs outside of the Territory.

INITIALS: uKarma _______
Northern Response_______

f.
All rights not specifically granted to Northern Response under this Agreement are hereby reserved by uKarma for its use or disposition, and uKarma may exploit any such rights during the Term in the Territory. Northern Response shall exploit the rights herein granted by uKarma diligently, conscientiously and to the best of its ability to maximize revenues, such commitment being of the essence of this Agreement and a material inducement to uKarma to enter into this Agreement.

g.
Notwithstanding Section 1.a. above and the exclusive license specifically granted in this Agreement, Northern Response agrees that uKarma may itself exploit some or all of the rights granted herein in the Territory but only to the extent that English language Home Video Formats are purchased directly by consumers in the Territory through uKarma’s Websites.

h.
Northern Response hereby acknowledges the great value of the goodwill associated with the uKarma Marks and the worldwide recognition of same and that the proprietary rights therein, and goodwill attached thereto, are solely and exclusively owned by uKarma and that the uKarma Marks and other words, devices, designs and symbols have a secondary meaning that is firmly associated in the minds of the general public exclusively with uKarma and/or its Affiliates and related companies and their respective videos, published material, products and other activities; and any additional goodwill attached to the uKarma Marks, created through the use of such Marks by Northern Response shall inure to the benefit of uKarma alone. During and after the Term, Northern Response shall not itself and shall not assist any person or entity to: (i) challenge the scope, validity, or enforceability of, or title to, any of the Licensed Works; (ii) do, omit to do or permit anything that is likely to diminish the rights of uKarma in the Licensed Works or endanger the value or validity of the Licensed Works or bring them into disrepute; (iii) register or seek to register any Licensed Works, whether as a trademark, legal entity name, Internet domain name, copyright or otherwise, or impair, threaten, block or cancel any application or registration therefor owned by uKarma or its designees; (iv) edit, alter or otherwise use the uKarma Marks in any forms not specifically approved in writing by uKarma, including without limitation combining one or more uKarma Marks with other words or devices so as to create a unitary mark, combined mark, joint mark or co-branding scheme; (v) do anything or fail to do anything that is likely to diminish the rights of uKarma in the uKarma Marks or to impair any registration of the uKarma Marks or to endanger the value or validity of any of the uKarma Marks or to bring any of the uKarma Marks to disrepute or to jeopardize any regulatory or other relevant consents, permits or approvals relating to any of the Programs; or (vi) use any of the uKarma Marks (or any designation incorporating the uKarma Marks, or any designations similar thereto or derived therefrom) in any form not approved in advance and in writing by uKarma. Northern Response shall execute and deliver registered user trademark statements to uKarma as uKarma requests from time to time. Northern Response shall execute all papers and perform such other acts as uKarma reasonably requests to transfer to uKarma any ownership interest in and to any Licensed Works that Northern Response acquires notwithstanding the provisions of this Agreement.

INITIALS: uKarma _______
Northern Response_______

i.	Alteration of Programs and/or Infomercials.

i.
Northern Response shall distribute the Programs and use the Infomercials in their entirety as delivered, and Northern Response agrees not to itself, nor will it authorize or permit any third party to, cut, edit, change, alter, modify or add to prints of the Programs and Infomercials. Northern Response or any of its permitted sublicensees shall however edit prints of the Programs and Infomercials solely to meet governmental requirements (including, without limitation, advertising and other consumer protection laws and regulations); but under no circumstances shall Northern Response delete, edit, alter or reposition the main or end titles or any part thereof or the copyright notice or the credits. In addition, Northern Response can edit infomercials for pricing and offer changes. voice-over in terms of language and script, local 800 numbers, and other related edits for the purpose of finding the ideal marketing language for particular markets within the Territory. In the event that any edits shall be required to be made as herein provided, Northern Response shall give uKarma reasonable prior notice thereof and all such alterations shall require the prior approval of uKarma. It is expressly understood and agreed that uKarma shall have no responsibility whatsoever for, and shall not be liable in any way to Northern Response (or any of its permitted sublicensees) because of, any act of any regulatory board or other governmental authority in the Territory save and except for a breach of uKarma’s representations and warranties in section 7.a. Any breach of the terms of this paragraph (save and except for a breach caused by uKarma’s breach of its representations and warranties) shall constitute a material default entitling uKarma at its election and in addition to any other rights or remedies available to uKarma and without releasing or discharging Northern Response from any liability hereunder, to terminate this Agreement in whole or in part.

ii.
Compliance with all laws. Northern Response or its sublicensees shall include all labels and notices required by applicable local laws and regulations on the Programs and/or Infomercials. Northern Response shall at all times comply with all laws, rules, regulations and ordinances applicable to its performance of and actions taken in connection with this Agreement. Northern Response will not violate any applicable material federal, state or local law or regulation of any country in which the distribution of the Programs and use of the Infomercials takes place. It is solely Northern Response’s (or any of its permitted sublicensees’) responsibility to determine the law and applicable standards and whether Northern Response’s distribution or the Programs and use of the Infomercials in any country within the Territory will violate the applicable laws and standards.

INITIALS: uKarma _______
Northern Response_______

j.	Publicity and Promotional Materials; Videos and Packaging for Videos.

i.
uKarma shall have the right to approve all advertising and promotional materials in any media whatsoever in connection with the exploitation of any rights granted hereunder and the distribution of the Programs, as well as (without limiting the foregoing) the packaging used in connection with videos of the Programs prepared by or under the authority of Northern Response (collectively the “Promotional Materials”), including, without limitation, the concept and design therefor and all copy, photographs, stills and illustrations. Upon written request, Northern Response shall furnish all such Promotional Materials to uKarma for inspection and approval at various stages of preparation when reasonably possible, but in no event shall any such Promotional Materials be utilized or released by Northern Response unless and until uKarma shall have approved same. uKarma agrees to approve or disapprove each submission of Promotional Materials within a reasonable period of time following uKarma’s receipt thereof; provided, however, any submission not specifically approved by uKarma shall be deemed disapproved. Without limitation of the foregoing, to the extent uKarma delivers to Northern Response advertising and promotional materials, Northern Response shall not be required to submit same to uKarma for approval in accordance with the foregoing, provided Northern Response makes no changes thereto (other than changing the copy from English to the native language of the applicable country in the Territory).

ii.
Northern Response shall have the right, subject to the provisions hereof, including, without limitation, uKarma’s approval rights set forth in subparagraph 1.j.i. above, to use film or video clips of no more than sixty (60) seconds in duration from the Programs and uKarma’s name solely to advertise and promote the distribution of the Programs by Northern Response, provided no such use may constitute a direct or implied endorsement of any product or service. Without limitation of the foregoing, to the extent uKarma delivers to Northern Response one or more promotional videos, Northern Response shall not be required to submit same to uKarma for approval in accordance with subparagraph 1.j.i. above provided Northern Response makes no changes thereto.

INITIALS: uKarma _______
Northern Response_______

k.	Delivery.

i.
uKarma will make (Northern Response acknowledges receipt of certain Materials prior to this Agreement) the Materials set forth on Exhibit A available to Northern Response on or before fifteen (15) days following Commencement Date and receipt by uKarma of Northern Response’s written request for the Delivery Materials. uKarma will deliver the Delivery Materials to Northern Response or to a carrier designated by written notice by Northern Response, which shall be deemed to be delivery hereunder and uKarma shall not be liable for any default or action taken or default made in delivery by any other party. The cost of delivering all Delivery Materials shall be paid by Northern Response. All Delivery Materials shall remain the property of uKarma, subject only to the right of Northern Response to make use thereof in accordance with the terms hereof.

ii.
Northern Response shall, within ten (10) days of receipt of the Delivery Materials, provide notice to uKarma in writing if the Delivery Materials, or any part thereof, are defective, damaged or incomplete. Any failure by Northern Response to deliver such written notification as aforesaid shall be deemed to be acceptance by Northern Response of such Delivery Materials. In the event the Delivery Materials, or any part thereof, are defective or incomplete, uKarma shall replace such defective, damaged or incomplete materials within twenty (20) days of uKarma’s receipt of the aforementioned written notification, such twenty (20) day replacement time not to include the time it takes for shipping.

iii.
Northern Response hereby agrees, at uKarma’s expense, to return to uKarma at the address set out in the Schedule 2, or such other place as uKarma may designate by notice in writing as provided herein, all Delivery Materials and all other material associated with the Programs delivered to and/or created by Northern Response within ten (10) days after the earlier of the expiration or termination of the Term, in the same condition (reasonable wear and tear excepted) as such Delivery Materials and other materials were delivered to Northern Response.

iv.	Northern Response shall take all necessary precautions to safeguard and to prevent any unauthorized duplication of the Delivery Materials and any and all copies, prints and versions thereof.

INITIALS: uKarma _______
Northern Response_______

2.	TERRITORY.

As concerns geographic areas within the Territory that are not part of the European Union [as constituted on of the Effective Date of this Agreement] (“EU”), Section 2.a. applies and Sections 2.b. and 2.c. do not apply. As concerns geographic areas within the Territory that are part of the EU, Section 2.a. does not apply and Sections 2.b. and 2.c. do apply. The remainder of Section 2 applies in all instances.

a.
The License granted hereby extends only to the geographic areas within the Territory. Northern Response expressly acknowledges and agrees that it is not licensed to make or authorize any use, direct or indirect, of the Licensed Works in any other geographic area, and that it is not licensed to, and will not, knowingly sell any Programs to persons or entities who are likely to make or authorize any such use or resell them in another area.

b.	Northern Response will enter into a binding data protection safe harbor agreement with uKarma for at least the duration of the Term.

c.	Except as required by Article 81 of the EEC Treaty:

i.
The License granted hereby extends only to the Territory. Northern Response expressly acknowledges and agrees that it is not licensed to make or authorize any use, direct or indirect, of the Licensed Works in any other geographic area.

ii.
Notwithstanding the foregoing, as concerns geographic areas of the Territory within the EU, Northern Response may, if it receives orders from an importer within another Member State of the EU, export the Programs to one or more other geographic areas within the EU outside the Territory, provided that Northern Response gives at least thirty (30) calendar days prior written notice of the geographic areas concerned. Northern Response may not export the Programs outside both the Territory and the EU unless the Programs are destined for ultimate delivery within the Territory or the EU.

iii.
In any geographic area of the EU other than the Territory, Northern Response shall not and shall not permit others to advertise the Programs (by use of the Infomercials or otherwise), establish any depot, network or other facility for the purposes of distributing the Programs, exhibit the Programs in any trade fair, show or exhibition, or otherwise pursue or promote sales of the Programs.

d.
uKarma expressly disclaims any and all indemnification obligations and representations and warranties shall not apply, as concerns publication, reproduction, distribution and all other uses of the Licensed Works outside of the Territory.

INITIALS: uKarma _______
Northern Response_______

e.
Notwithstanding the rights granted to Northern Response in the Territory, Northern Response acknowledges that uses of the Licensed Works by uKarma or others acting with its consent that are not intentionally directed to recipients within the Territory but are incidentally accessible or available within the Territory (e.g., by virtue of a user within the Territory accessing one of uKarma’s Websites intended for users outside of the Territory) shall not be deemed to violate any other rights granted to Northern Response pursuant to this Agreement.

f.
Upon notice from uKarma, Northern Response shall immediately and permanently cease delivering Programs (and/or Infomercials) to any person or entity named in such notice as one dealing directly or indirectly with Programs in a manner inconsistent with the provisions of this Section.

3.	COVENANTS OF NORTHERN RESPONSE.

a.
Use. Northern Response shall commence any required dubbing of the Programs and Infomercials, subject to uKarma’s prior approval as heretofore and hereinafter required, under the terms of this Agreement within a reasonable time following the Commencement Date and upon prior written notice to uKarma. Northern Response shall not act in any manner that is inconsistent with the provisions hereof or which may violate any applicable law, rule or regulation.

b.
Best Efforts. Northern Response shall, throughout the Term and as permitted under this Agreement, use its best efforts in the advertising, promoting, selling and distributing, and in any other dealing with or disposal of, the Programs, to protect the good name and goodwill associated with the uKarma Marks and to obtain the greatest number of sales of the Programs throughout the Territory and throughout the Term.

c.
Fees. Northern Response, in consideration of the License, shall pay to uKarma, via wire transfer the wholesale price of each Unit as set forth in Schedule 9 and below. All payments shall be made in U.S. Dollars.

d.
Taxes and Fees. Northern Response shall be solely responsible for remitting all and any taxes, fees or charges of any kind levied by any national or local government, or government unit or any administrative agency in the Territory so that all monies remitted to uKarma hereunder shall be free and clear of any such costs or expenses. In the event that a local income tax or withholding tax is assessed against uKarma by a taxing authority of the Territory, or as otherwise requested by uKarma, Northern Response promptly shall furnish uKarma with a receipt for such income tax payment in form suited to uKarma’s claim for foreign tax credit under the United States Internal Revenue Code, as uKarma may prescribe from time to time

INITIALS: uKarma _______
Northern Response_______

e.
Statements. On the last day of each calendar quarter hereunder (31 March, 30 June, 30 September, 31 December), Northern Response shall furnish to uKarma or its nominee a statement, showing for the preceding calendar quarter and the Term through such period the number of Programs sold, on a country-by-country basis, and other information as reasonably requested by uKarma.

f.
Time is of the Essence. Time is of the essence of this Agreement concerning all payment obligations and all performance of obligations by Northern Response and uKarma. Without limiting uKarma’s other remedies for Northern Response’s late payment for the Programs, Northern Response agrees to pay interest to uKarma on any sums of monies owed as set out in this Agreement that have not been received by uKarma within thirty (30) days following the due date. Such interest shall accrue from the due date until the date of payment and shall be payable at two percentage points (2%) above the prime rate of interest reported in The Wall Street Journal on the date which is closest to the due date, but in no event higher than the maximum rate allowed by law.

g.
Loss of Rights in or Use of Programs. Upon uKarma’s notice that one or more Programs has become unavailable or inadvisable for continued use in connection with this Agreement, Northern Response shall cease use of such Programs and the parties shall confer in good faith to select replacement Programs for those so rendered unavailable or inadvisable.

h.	Trademark and Copyright Notices. Northern Response shall:

i.
Affix to all Promotional Materials the trademark and copyright notices and notices of the sponsorship of uKarma as set forth on Appendix A and any others uKarma may request from time to time during the Term;

ii.
Sell, distribute or otherwise deal with Promotional Materials solely in connection with the Programs, and shall, upon expiration or termination of the Agreement, however caused, automatically be deemed to have assigned and transferred irrevocably to uKarma, without consideration other than such nominal consideration as may be required by local law to make valid any such assignment and transfer, the legal, equitable and beneficial ownership of all rights that Northern Response may have acquired to any word, device, design or symbol used by Northern Response on, or developed by Northern Response particularly for use with, one or more of the Programs and Promotional Materials during the Term, as well as all product designs created and used for purposes of this Agreement.

iii.
Not cause or grant permission to any third persons or entities to acquire any copyright or other proprietary right in connection with any such word, device, design or symbol used by Northern Response in connection with one or more of the Programs and Promotional Materials.

INITIALS: uKarma _______
Northern Response_______

i.
Northern Response’s promotion of the Programs via an Internet website. Subject to Northern Response’s compliance with the terms of this Agreement, Northern Response may advertise and promote the Programs via an Internet website of an Affiliate, sub-distributor or sub-licensee (the “Website”). Northern Response may also advertise and promote the Programs on its own proprietary website (located at www.shopnorthern.com) and other websites approved in advance and in writing by uKarma; provided that Northern Response shall not charge less for the Programs than uKarma’s then current price. The Website shall not be fee-based or subscription-based for users. The Website shall not be marketed and/or targeted to U.S. resident in any way including without limitation by use of search advertising targeted to U.S. residents.

i.	Local Domain. Northern Response (or its Affiliate, sub-distributor or sublicensees) shall select, register and maintain the domain name at which the Website is hosted (the “Local Domain”).

ii.
Website content. Northern Response shall be responsible for all aspects of the Website’s content (including without limitation its creation, maintenance, releases, rights clearance, legal compliance and payment for all fees and expenses incurred in connection with the foregoing). Northern Response agrees that all provisions of the Agreement shall govern the Website. Without limiting the foregoing provisions of this Section, Northern Response promptly shall supplement, discontinue and otherwise revise its content, advertising and other Website matter, linking and functions as uKarma may request from time to time in writing.

iii.
Website use metrics. Northern Response agrees to provide uKarma with Website traffic and usage data as uKarma requests from time to time. Northern Response agrees to implement traffic and usage metrics and tools as requested by uKarma from time to time. Northern Response shall include in the Website terms of use, user agreement, privacy policy and other documents, all disclaimers, releases and rights statements to permit Northern Response to provide such traffic and usage data to uKarma.

iv.
Website shutdown. Without limiting uKarma’s other remedies, uKarma may withdraw Northern Response’s right to operate the Websites, if Northern Response breaches Section 3.i. and does not cure such breach within thirty (30) days after uKarma’s written notice describing such breach.

INITIALS: uKarma _______
Northern Response_______

j.
Press Releases. Any press release proposed by Northern Response to be issued shall be submitted to uKarma for its review and written approval at least five (5) business days prior to its intended release. Northern Response shall not release any press statement which has not been approved in writing and in advance in its entirety by uKarma. Failure of uKarma to approve or disapprove a proposed press release, in whole or in part, within five (5) business days after receipt, shall constitute disapproval. Northern Response shall coordinate all public and press relations with uKarma’s public relations department. uKarma shall not unreasonably withhold approval of proposed press releases, provided that Northern Response must implement changes requested by uKarma. Northern Response shall not be deemed to have breached the provisions of this Section 3.j. as concerns statements issued by Northern Response in response to media inquiries in pursuit of news stories unsolicited by Northern Response, provided that Northern Response shall inform the media that the response is that of the Northern Response, and does not necessarily reflect the position or opinion of uKarma.

4.	QUALITY CONTROL/RECALL.

a.
Quality Control. The Programs (including any wrapping materials), Websites and all Promotional Materials, sold, distributed or otherwise disposed of or used pursuant to and under this Agreement shall bear faithfully reproduced uKarma Marks and shall meet the high standards of design, size, color and style established by uKarma in accordance with this Agreement and Northern Response will not knowingly cause or authorize any Program, Website or Promotional Materials not conforming to the requirements of this Agreement to be available for sale or otherwise within the Territory. All Programs, Websites, Infomercials used in the Territory shall conform to, and comply with, in all respects, all federal, state and local laws, rules and regulations governing the sale and/or use of such Programs, Websites and/or Infomercials, including without limitation and as applicable all regulations and requirements of governmental bodies in the same capacity as the Federal Trade Commission in geographic and political areas outside the United States, and successor and affiliate agencies. Northern Response shall not cause or authorize:

i.	the use of any substandard wrapping materials or mislabeling of Programs;

ii.
in its actions or omissions under or related to this License, any violation of any federal, state or local law or regulation, including, but not limited to, regulations imposing advertising standards, privacy (including without limitation data collection and retention) or requiring trade, content descriptions and/or disclaimers of Programs, Websites and/or Infomercials;

INITIALS: uKarma _______
Northern Response_______

iii.
distribution (whether as part of the Programs, Websites and/or Infomercials) of any of the Licensed Works that are detrimental in design or inferior in quality, material or workmanship that as presently reflected in uKarma’s use of the Licensed Works;

iv.	the use of the uKarma Marks or any other word, device or symbol associated in any way with UKarma in connection with any product, service or activity that is not the subject of this License.

b.
Recall. Northern Response immediately shall comply at uKarma’s sole expense with all governmental or regulatory requirements or recommendations to recall or discontinue Programs and/or Infomercials from distribution and to remedy their defects (for example, should the use of the Programs pose an actual or potential public health or safety concern). Northern Response will provide uKarma written notice of all such circumstances immediately upon Northern Response learning of them and shall update uKarma in writing no less frequently than weekly until the issue is resolved fully.

5.	TERMINATION.

a.
This Agreement shall terminate automatically upon written notice by uKarma to Northern Response, effective on the date specified in such notice, should one or more of the following circumstances occur:

i.
Northern Response becomes insolvent, goes into liquidation or receivership, has a receiver appointed, or is admitted to the benefits of any procedure for the settlement of debts or be declared bankrupt.

ii.	Northern Response, or any principal of Northern Response, including any officer or director, is convicted of a criminal offense.

iii.	Northern Response uses or permits use of the uKarma Marks or Programs other than as expressly authorized by this Agreement.

b.
This Agreement shall terminate automatically upon written notice by uKarma to Northern Response, effective on the date specified in such notice, should one or more of the following circumstances occur and not be cured within thirty (30) days of uKarma’s written notice to Northern Response describing such circumstances:

i.	Northern Response fails to offer for sale all required Programs for any continuous three (3) month period during the Term.

ii.	Sales or use by Northern Response, or anyone acting with Northern Response’s authorization on its behalf, of Programs and Promotional Materials without the approval required hereunder.

INITIALS: uKarma _______
Northern Response_______

iii.	Northern Response fails to pay all applicable premiums for and retain the insurance required by Section 8.e.

iv.	Northern Response has accrued arrearages of more than sixty (60) days in its obligations to third persons or entities in connection with Northern Response’s performance of this Agreement.

v.	Northern Response fails to submit a quarterly statement in the form set forth in Section 3.e.

vi.	Northern Response fails to submit to uKarma copies of all and any withholding tax receipts concerning payments to uKarma pursuant to this Agreement, as required by Section 3.d.

c.	Either party may terminate this Agreement upon written notice, effective on the date specified in such notice, if:

d.	an Event of Force Majeure continues for a continuous period exceeding six (6) months; or

e.	the other party materially breaches this Agreement and does not cure such breach within thirty (30) days after the party alleging such breach gives written notice describing such breach.

6.	EFFECT OF TERMINATION OR EXPIRATION.

a.	Northern Response shall have the following additional obligations upon expiration, or termination for any reason, of this Agreement:

i.	To pay within ten (10) days to uKarma all monies due and owing;

ii.	To deliver to uKarma the statement on the dates indicated in Section 3.e.

iii.
To execute within (10) days after uKarma’s request such documents as uKarma may request in order to vest fully and confirm in uKarma all rights to the Licensed Works, failing which Northern Response hereby irrevocably appoints uKarma as its attorney-in-fact to execute all documents and do all things necessary for this purpose.

b.
Northern Response shall not be entitled to and shall not use, sell, exploit or in any way make reference to any uKarma Marks or Programs and Promotional Materials, and anything, including but not limited to words, devices, designs and symbols, similar to the uKarma Marks or in any way associated with uKarma, and permanently shall cease all uses thereof, except with the written consent of uKarma or as permitted herein.

INITIALS: uKarma _______
Northern Response_______

c.
Northern Response promptly will return or cause to be returned, all Programs, Infomercials, plates, film, copies, pdf, gif, jpeg, tiff and other computer files, negatives, positives and any other article or device primarily employed by Northern Response or anyone acting on Northern Response’s behalf for the purpose of producing and/or distributing Programs an Promotional Materials wherever located.

d.
Within ten (10) days after the effective date of this Agreement’s expiration or termination, or the happening of any event that terminates this Agreement where no such notice is required, Northern Response shall furnish to uKarma a complete and accurate written statement showing the number and description of Programs in process and on hand and the physical address where they are located. uKarma or its authorized agents shall have the right to conduct a physical inspection and take inventory to ascertain or verify such inventory and statement. Without limiting uKarma’s other remedies, Northern Response’s refusal to submit to such physical inventory by uKarma or its authorized agents, or Northern Response’s failure to furnish to uKarma the statement described above, shall forfeit Northern Response’s right to complete any work in process and to dispose of such inventory.

e.
Except for termination due to breach of Section 5.a.i., Northern Response for a period of ninety (90) days after expiration or termination of this Agreement shall use its best efforts to dispose of Programs, the samples for which have previously been approved as provided under this Agreement and that are in process or on hand at the time such notice of termination is received; but in such event Northern Response shall pay fees (if any are due or become due) and furnish statements with respect to said period in accordance with the terms of this Agreement as though the License were still in effect.

f.
Upon expiration or termination of this Agreement for any reason, Northern Response acknowledges that uKarma may continue to use the alternative language versions of the Programs created hereunder, the Promotional Materials and derivatives thereof in perpetuity, whether or not Northern Response created such materials specifically for this Agreement or used such materials exclusively in connection with this Agreement.

7.	REPRESENTATION AND WARRANTIES.

a.	uKarma’s Representations and Warranties. uKarma represents and warrants that:

INITIALS: uKarma _______
Northern Response_______

i.	uKarma has the sole and exclusive right to convey the rights, licenses and privileges granted herein; and the rights granted herein are free and clear of any liens or encumbrances.

ii.
The exercise of the rights granted to Northern Response in and to the Licensed Works and materials contained therein in accordance with the terms hereof will not, under U.S. law, infringe upon the copyrights or the literary, dramatic, musical, or motion picture rights or the trademarks or the trade names of any party whatsoever and, to the best of its knowledge, under U.S. law, the distribution and other exploitation of the Licensed Works will not under U.S. law violate the privacy, publicity, civil or property rights of any third party whatsoever.

iii.
All claims, testimonials, representations, endorsements, statements, demonstrations, illustrations, animations, certifications, releases, consents, licenses, authorizations of any kind including but not limited to those of any and all individuals appearing or shown in any marketing materials or other materials supplied by the uKarma to Northern Response and associated with the Programs, including, without limitation, packaging and marketing materials, (collectively, “Testimonials”) are true and accurate. All Testimonials, where applicable, are supported by adequate and proper testing. Where testimonials or representations have been made by any person in the Programs or in any materials provided by uKarma, uKarma shall, upon written request, provide Northern Response with supporting material to verify that the representation or testimonial was made or published by that person, or that the representation or testimonial was, before being made or published, approved and permission to make or publish it was given in writing by that person and the representation or testimonial accords with the representation or testimonial previously made, published or approved. Northern Response acknowledges that all such Testimonials were completed in the United States pursuant to applicable United States law and that uKarma makes no representation or warranty regarding use of the Testimonials outside of the United States.

iv.
All Units (including any wrapping materials) sold to Northern Response (or its Affiliates, sub-licensees or sub-distributors) will be of consistent kind and quality equal to or better than initial samples and shipments, will be fit and safe for the purpose intended, free from imperfections, and will be new and un-used, undamaged, not refurbished, not substituted, not defective and any Units not complying with this paragraph may be returned at uKarma’s expense for a complete refund or replacement and reimbursement for any costs related thereto by uKarma at Northern Response’s sole discretion.

INITIALS: uKarma _______
Northern Response_______

v.
uKarma expressly disclaims any and all other representations and warranties, concerning, marketability, size of the market for, or demand pertaining to, any of the Licensed Work, or Northern Response’s potential to generate a profit or revenues regarding distribution of Licensed Works.

b.	Northern Response’s Representations and Warranties. Northern Response represents and warrants that:

i.	Northern Response has the right to enter into and fully perform this Agreement.

ii.	Northern Response will not incur, undertake or make any representation, warranty, covenant or agreement on behalf of uKarma to or for any person, firm or corporation.

iii.
Northern Response will fully perform all obligations, agreements and covenants made herein and has obtained or will cause to obtain all governmental approvals and permissions throughout the Territory necessary for Northern Response to perform this Agreement.

iv.
Northern Response will, at uKarma’s sole expense, within the Territory, take all such actions, proceedings or steps as may be necessary either in uKarma’s name or in such name as uKarma shall require to register or otherwise protect the copyright in the Licensed Works and any other marks, trade names or interests or rights of uKarma. Northern Response will, at any time during the Term hereof or thereafter, execute such documents and comply with uKarma’s other requests for establishing and maintaining uKarma’s exclusive rights in the Licensed Works and associated promotional materials, marks and styles, including the execution and recordation of registered user or similar agreements in form and content approved by uKarma’s counsel, if permitted by law. Further, Northern Response agrees to notify uKarma promptly of any infringement or breach of the copyright or other rights in the Licensed Works as shall come to the attention of Northern Response; to take all such actions or steps at uKarma’s expense as uKarma shall require in respect of any such infringement or breach, and to cooperate fully with uKarma in any action by or against uKarma or any of its Affiliates relating to rights in and/or remedies for infringements thereof in the Territory.

v.
Northern Response shall not use, authorize or permit the use of any of the positives, negatives or videotape submasters of the Programs that may come into its possession or under its control hereunder for any purpose other than for the purpose of exercising its rights hereunder.

INITIALS: uKarma _______
Northern Response_______

vi.	Northern Response will keep uKarma fully informed on a regular basis of Northern Response’s activities in connection with the Programs hereunder.

vii.	Northern Response shall not sell, license or exploit the Programs in conjunction with the sale, license or exploitation of any other motion picture or video.

viii.
Northern Response shall not suffer or permit any lien, charge, pledge, mortgage or encumbrance to attach to the Programs or any property therein, including, without limitation, submasters and positive prints thereof; and all taxes, fees or other like charges now or hereafter imposed, levied or assessed in connection with the delivery, distribution and/or exhibition of the Programs, shall be borne, assumed and paid by Northern Response.

ix.	All dealings between Northern Response and related and affiliated entities shall be on a good faith, arm’s-length basis.

8.	INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE.

a.
Indemnification by uKarma. uKarma shall defend, indemnify and hold harmless Northern Response, its Affiliates and their respective officers, directors, shareholders, employees and representatives for, from and against any and all costs, claims, suits, losses, liabilities, damages and expenses, including reasonable attorney’s fees (collectively, “Losses”) they incur due to (i) a breach of uKarma’s representations and warranties in section 7 and (ii) claims asserted against Northern Response by (non-affiliated) third persons or entities (whether formally or otherwise asserted or threatened) alleging that Northern Response’s use of the Licensed Works as permitted pursuant to this Agreement infringes trademark rights or copyright rights arising within the U.S. and the Territory (collectively, the “Indemnified Matters”).

b.
Indemnification by Northern Response. Northern Response shall defend, indemnify and hold harmless uKarma, its Affiliates and their respective officers, directors, shareholders, employees and representatives for, from and against any and all Losses they incur due to (i) claims asserted by third persons or entities (whether formally or otherwise asserted or threatened) concerning Northern Response’s performance or breach of this Agreement and/or its representations, warranties, covenants, obligations and other provisions (including without limitation as concerns Northern Response’s services, web site content, marketing and promotional practices, business models and distribution systems operations, Northern Response’s direct or indirect distribution or dissemination of any computer viruses, Trojan horses, worms, malicious code or any other computer anomaly regardless of whether such distribution or dissemination was intentional, negligent or purely accidental), but not Losses incurred in connection with such claims as they concern uKarma Indemnified Matters; or (ii) claims asserted by third persons or entities (whether formally or otherwise asserted or threatened) claiming infringement of patent, trade secret, copyright or trademark, violation of rights of publicity and privacy, literary, music performance and/or dramatic right [arising other than directly and solely from Northern Response’s uses permitted pursuant to this Agreement of the Licensed Elements or any other materials delivered to Northern Response in the form in which such materials are delivered by uKarma to Northern Response]; or (iii) criminal, quasi-criminal and/or governmental, administrative and regulatory complaints, inquiries and proceedings brought by any Federal, state, local or other governmental or quasi-governmental agency based on the actions or activities of Northern Response or its designees.

INITIALS: uKarma _______
Northern Response_______

c.
Indemnification Procedures. The person or entity claiming entitlement pursuant to this Section (in such capacity, the “Indemnitee”) shall give notice to the other party (in such capacity, the “Indemnitor”) of such circumstances as soon as reasonably practicable, but in no event later than twenty (20) days after the Indemnitee learns that the third person or entity claim triggering the Indemnitor’s indemnification obligation has been asserted; provided that Indemnitee’s delay in providing notice of such claim to the Indemnitor shall only negate Indemnitor’s obligations to the extent such delay prejudiced the Indemnitor materially. The Indemnitor shall control the defense and settlement of the claim, provided that it shall not admit any wrongdoing or liability of the Indemnitee without the latter’s prior written consent. The Indemnitee shall cooperate with such defense and settlement as reasonably requested by the Indemnitor. The Indemnitee shall be entitled to retain independent counsel at its own expense if it desires independent counsel, or at the Indemnitor’s expense if the Indemnitor fails to defend reasonably or a counsel conflict of interest does or is likely to arise. The Indemnitee may waive its entitlement for indemnification from the Indemnitor for the claim and assume control of its own defense at its own expense.

d.
LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR OTHERWISE CONCERNING THIS AGREEMENT, WHETHER OR NOT THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES WAS KNOWN OR CONTEMPLATED. UKARMA’S AGGREGATE LIABILITY FOR ANY CLAIMS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO PAYMENTS ACTUALLY RECEIVED FROM NORTHERN RESPONSE WITHIN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEEDING THE ACCRUAL OF THE EVENT GIVING RISE TO SUCH LIABILITY.

e.
Insurance. Immediately upon execution by both parties of this Agreement, Northern Response shall obtain and maintain at its own expense a comprehensive liability insurance policy for single event limits not less than Two Million Dollars ($2,000,000) from one or more insurers duly licensed to provide insurance services within in the Territory rated A:VII or better by Best’s Key Rating Guide, and otherwise qualified to write the policy, concerning its activities conducted in connection with this Agreement. Such policy shall name uKarma, its Affiliates, and their respective officers, directors, shareholders, employees and representatives (collectively, the “Named Insureds”) as additional insureds, shall waive subrogation against the Named Insureds, shall contain deductibles and coverages generally available to operations similar to those of Northern Response at standard commercial rates, and may not be amended, canceled, terminated or permitted to lapse without at least twenty (20) days’ prior written notice to uKarma specifying the amendment or event, as applicable. Within ten (10) days after the Effective Date during the Term, on each anniversary of the Effective Date, and otherwise from time to time during the Term as requested by uKarma, Northern Response shall deliver to uKarma the insurers’ certificates of insurance evidencing the binding and continuing effect of such policy and terms.

9.	GENERAL PROVISIONS.

a.
Assignment of Agreement. This Agreement may not be assigned, sublicensed or transferred (whether by stock purchase, merger, or otherwise) in whole or in part by Northern Response voluntarily, by operation of law or otherwise, without the prior written consent of uKarma. uKarma may assign or transfer its rights and interests hereunder at its sole discretion. Any purported assignment, transfer or sublicense in violation of this Agreement shall be void.

b.
Events of Force Majeure. Northern Response and uKarma shall be excused from their obligations hereunder to the extent that either party is delayed or interrupted in, or prevented from, the performance of its obligations by reason of fire, flood, war, public disaster, strikes or labor difficulties, government enactment, regulation, or order, or any other cause beyond its control, and not caused by such party (“Event of Force Majeure”). In an Event of Force Majeure, the party so claiming shall notify the other party in writing within five (5) days upon such occurrence, and proof of the Event of Force Majeure must be provided within fifteen (15) days from the occurrence. Such proof shall be in a form certified by the Chamber of Commerce and Industry or any other applicable authority under the law of the state claiming the Event of Force Majeure. Should the Event of Force Majeure cease, the party claiming the Event of Force Majeure shall so notify the other party within fifteen (15) days from such time.

INITIALS: uKarma _______
Northern Response_______

c.
Consents and Approvals. In this Agreement, where the consent or approval of uKarma is required to any action of Northern Response, such consent or approval shall only be effective if granted in writing by uKarma. In no event shall uKarma’s silence be deemed consent, and if uKarma fails or declines to grant such consent or approval to Northern Response, uKarma shall not be liable to give any reason therefor or for any events or circumstances that arise as a result of such failure.

d.
Independent Contractor. The relationship between the parties shall be that of independent contractor, and not that of agent/principal, employer/employee, or joint venture partners, and no act or omission to act shall be construed to change such status. Neither party shall bind the other, and neither will act or purport to do so.

e.
Governing Law, Service of Process. This Agreement and the rights of the parties to it shall be construed and governed by the laws of the jurisdiction set forth in Schedule 12 Any service of process in any such action or proceeding may, among other methods, be served upon a party by delivering it or mailing it, by registered or certified mail, or by reputable international courier, addressed to the party at the notice address then designated for it pursuant to this Agreement, and such service of process shall be deemed to have the same force and effect as personal service within the jurisdiction set forth in Schedule 12.

f.
Arbitration. Any disputes, controversies or claims arising out of or relating to this Agreement, including the issue of arbitrability of such disputes, will be resolved exclusively by binding arbitration before a retired judge on the Entertainment Panel of JAMS in Santa Monica, California. The arbitrator will award the prevailing attorney its reasonable arbitration, expert and attorneys’ fees, costs and expenses. Any interim or final arbitration award may be enforced in any court of competent jurisdiction.

10.	CONFIDENTIAL INFORMATION.

a.
Northern Response shall not, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of any other person or legal entity any confidential information which may be communicated to Northern Response or of which Northern Response may be apprised by virtue of Northern Response’s operations hereunder. Northern Response may only divulge such confidential information to such of its employees, and use such information, as is necessary in order to operate under this Agreement, and may divulge such information to Northern Response’s accountants, attorneys and bankers (serving in their capacity as such) as may be necessary and as are notified of this obligation of confidentiality. If Northern Response is served with a subpoena or other legal process that may require the disclosure of such confidential information, knowledge, know-how, or techniques, Northern Response shall immediately notify uKarma and shall comply with uKarma’s instructions, to the extent permitted by law, regarding the disclosure and continued protection against non-disclosure and non-use of such information, knowledge, know-how, or techniques. Any and all information, knowledge, know-how, and techniques that uKarma designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Northern Response can demonstrate came to its attention prior to disclosure thereof by uKarma; or which, at or after the time of disclosure by uKarma to Northern Response, had become or later becomes a part of the public domain, through publication or communication by others having no confidentiality obligations regarding same.

INITIALS: uKarma _______
Northern Response_______

b.
At uKarma’s request, Northern Response shall require its officers and any other persons having access to any confidential information from uKarma to execute covenants that they will maintain the confidentiality of information they receive in connection with their employment by or dealings with Northern Response.

c.
Northern Response acknowledges that any failure to comply with the requirements of this Section 10 will cause uKarma irreparable injury, not readily compensable by money damages, and (without limiting other obligations or remedies) Northern Response agrees to pay all court costs and reasonable attorney’s fees incurred by uKarma in obtaining specific performance of, or an injunction against violation of, the requirements of this Section.

11.  NOTICES. All notices permitted or required under this Agreement shall be in writing and shall be delivered in person or by courier, or mailed by certified or registered mail, postage prepaid, return receipt requested, and addressed as set forth in Schedule 2, or to such other address as shall be given by notice in accordance with this Section 11. If notice is given in person or by courier, it shall be effective upon delivery; and if notice is given by mail, it shall be effective five (5) business days after deposit in the mail.

12.  INVALIDITY. If any provision or any application of any provision hereof is adjudged illegal, unenforceable or invalid and such adjudication has become final and non-appealable, such provision or application shall be deemed deleted without affecting the remainder of this Agreement.

13.  ENTIRE AGREEMENT. This Agreement represents the entire understanding of the parties. None of the terms of this Agreement can be modified except by an express agreement in writing signed by the parties. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed as constituting a waiver or modification thereof. Other than the Named Insureds in their capacity as such, there are no third party beneficiaries of this Agreement.

14.  SURVIVAL. The following Sections shall survive expiration or termination of this Agreement: Sections 7., 8., 9., 10. (for a period of 3 years), 11., 12. and 13.

15.  BINDING AGREEMENT. This Agreement shall be binding on the parties immediately upon its execution by the respective authorized representatives of Northern Response and uKarma.

INITIALS: uKarma _______
Northern Response_______

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be duly executed by a duly authorized representative.

UKARMA CORPORATION
(uKarma)

By:

Its:

Date:

NORTHERN RESPONSE INTERNATIONAL LIMITED (Northern Response)

By:

Its:

Date:

INITIALS: uKarma _______
Northern Response_______

EXHIBIT A

Delivery Materials

uKarma shall deliver to the Northern Response upon the terms and conditions of Section 1.k. of the Agreement the following materials on a royalty-free basis:

DVDs of the Programs (in order for Northern Response to produce the alternative language tracks)

Masters of the Infomercials

Northern Response hereby agrees to reimburse uKarma for the cost of production, manufacture and/or duplication of any such materials immediately upon receipt of an invoice from uKarma thereof.

uKarma shall deliver to the Northern Response upon its request, only if available to uKarma, and upon the terms and conditions of Section 1.k. of the Agreement, the following: additional advertising and promotional materials.

Northern Response hereby agrees to reimburse uKarma for the cost of production, manufacture and/or duplication of any such materials immediately upon receipt of an invoice from uKarma therefor.

INITIALS: uKarma _______
Northern Response_______

APPENDIX A

TRADEMARK NOTICE:

The Product shall bear on its cover the following legend in a form approved by uKarma:

“______ are exclusive trademarks of uKarma Corporation. Used by permission.”

COPYRIGHT NOTICE:

Every Image shall bear an appropriate copyright notice (dates to be supplied by uKarma) in the following form:

“Photo Copyright © [year of such photo’s first publication] by uKarma Corporation. All rights reserved.”

SPONSORSHIP NOTICE: [where applicable]

INITIALS: uKarma _______
Northern Response_______